                            SECURITIES AND EXCHANGE COMMISSION
                                  Washington, D.C. 20549



                                         FORM 8-K


                                      CURRENT REPORT
                          PURSUANT TO SECTION 13 OR 15(d) OF THE
                              SECURITIES EXCHANGE ACT OF 1934



                                      August 6, 1999
                     Date of Report (Date of earliest event reported)



                                        ONEOK, Inc.
                  (Exact name of registrant as specified in its charter)



         Oklahoma                       1-2572                  73-1520922
(State or other jurisdiction          (Commission              (IRS Employer
       of incorporation)              File Number)           Identification No.)


                             100 West Fifth Street; Tulsa, OK
                         (Address of principal executive offices)


                                           74103
                                        (Zip code)


                                      (918) 588-7000
                   (Registrant's telephone number, including area code)


                                      Not Applicable
               (Former name or former address, if changed since last report)

Items 1 - 4.      Not Applicable.

Item 5.           Other Events.

                  Southern Union Company v. Southwest Gas Corporation, et al., No. CIV 99 1294 PHX ROS, United States District Court for the District of Arizona. On July 19, 1999, the plaintiff, Southern Union Gas Company ("Southern Union"), filed its complaint against Southwest Gas Corporation ("Southwest"), ONEOK, Inc. ("ONEOK"), Michael O. Maffie, Thomas Y. Hartley and Thomas R. Sheets (jointly "Southwest Individual Defendants") and Eugene N. Dubay and John
A. Gaberino, Jr. (jointly "ONEOK Individual Defendants"), James M. Irvin ("Irvin") and Jack D. Rose ("Rose"). Southern Union alleges (1) that the action arises out of a fraud and racketeering scheme by Southwest and ONEOK and the individual defendants to block Southwest's shareholders from voting for Southern Union's offer to acquire Southwest and ensure that only ONEOK's offer would be approved, (2) the defendants entered into a secret campaign of deception, corruption and misrepresentation with members of regulatory commissions in order to influence their vote on the Southern Union proposal to acquire Southwest and to mislead the board and shareholders of Southwest to believe falsely that such an acquisition would face greater regulatory hurdles than the proposed Southwest-ONEOK merger, (3) Southwest and Southwest Individual Defendants fraudulently induced Southern Union to enter into a Confidentiality and Standstill Agreement (the "Agreement") with Southwest, and
(4) that corruption and fraud were necessary to defeat the Southern Union offer. The complaint alleges numerous causes of action including (1) racketeering in violation of 18 U.S.C. Sections 1962(c) and 1962(d), unlawful activity in violation of Arizona Criminal Code through a pattern of unlawful activities predicated on acts of extortion and a scheme or artifice to defraud against all defendants and conspiracy, (2) fraud in the inducement, breach of contracts, violation of the Securities Exchange Act of 1934, breach of covenant of good faith and fair dealing and rescission of the Agreement against Southwest, and (3) intentional interference with a business relationship and tortious interference of a contractual relationship against ONEOK, the ONEOK Individual Defendants, the Southwest Individual Defendants, Rose and Irvin. The complaint asks for the award of an amount of not less than $750,000,000 to be trebled for racketeering and unlawful violations (with attorneys' fees and investigators' fees); compensatory damages of not less than $750,000,000 for fraud in the inducement, breach of contract, breach of covenant of good faith and fair dealings, intentional interference with a business relationship, tortious interference with contractual relationship and civil conspiracy (with interest and costs); rescission of the Agreement (with costs), punitive damages, injunctive relief under the Securities Act of 1934 and any further relief the court deems just and proper. On August 2, 1999, Southern Union filed a motion with the district court for a temporary restraining order and preliminary injunction requesting, among other things, that ONEOK and Southwest be enjoined from participating in any regulatory approval procedures before the Arizona Corporation Commission or the California Public Utility Commission regarding approval of the pending ONEOK-Southwest Merger and from otherwise proceeding with or consummating the proposed merger. The motion was later modified to limit the request to the regulatory matters. A hearing was held on the motion on August 5, 1999 at which time the judge denied the motion for a temporary restraining order.

         ONEOK, Inc. v. Southern Union Company, No. 99-CV-0345-H(M), United States District Court for the Northern District of Oklahoma, on appeal of preliminary injunction, United States Court of Appeals for the Tenth Circuit, Case Number 99-5103. On May 11, 1999, the district court granted a temporary restraining order enjoining Southern Union from any future violation of its confidentiality and standstill agreement with Southwest Gas, including soliciting proxies from Southwest Gas shareholders. On May 17, 1999, the temporary restraining order became a preliminary injunction by stipulation of the parties and was appealed to the Tenth Circuit. On July 20, 1999, the defendant, Southern Union, filed with the District Court a Motion to Vacate Preliminary Injunction and to Suspend Preliminary Injunction based on newly discovered evidence alleged by the defendant to show a conspiracy between the plaintiff, ONEOK, and Southwest Gas to corrupt the regulatory process so as to influence the Southwest Board of Directors to approve ONEOK's proposed merger and reject Southern Union's offer to acquire Southwest. A hearing on the issue of jurisdiction of the district court was held on July 23, 1999. By order dated July 23, 1999, the district court determined that it lacked jurisdiction to modify the preliminary injunction as requested by the defendant, and the motion was denied. On August 2, 1999, ONEOK filed an amended complaint with the district court and a motion for a contempt citation. The amended complaint added a claim for abuse of process stating that Southern Union's actions in filing the Arizona complaint (see Southern Union case above) were conducted with malice and intention to oppress ONEOK and as a result of such intentional wrongful conduct, Southern Union is liable for exemplary damages as a means of punishment and deterrence. The motion alleges that despite the preliminary injunction issued by the district court against Southern Union, Southern Union and persons acting in concert with Southern Union have continued efforts to derail the ONEOK-Southwest merger at a critical time in the shareholder and regulatory process. On August 3, 1999, ONEOK filed a request for immediate hearing on its application for contempt citation and for an order specifically enjoining Southern Union and persons acting in concert from proceeding with the motion for temporary restraining order and preliminary injunction before the Arizona Court. A hearing is scheduled for August 11, 1999.

         In a related matter, in the case of Klein v. Southwest Gas Corporation, Superior Court of San Diego County, California, Case No. 726615, the United States District Court remanded the case back to state court. Southern Union immediately filed a motion for a temporary restraining order seeking to delay the Southwest shareholders' meeting scheduled for August 10, 1999. A hearing was held on the motion on August 5, 1999 at which time the court denied the motion for a temporary restraining order.

         ONEOK denies that it has done anything illegal or improper in its effort to obtain required approvals of the proposed Southwest-ONEOK merger and categorically denies all substantive allegations in the complaint filed by Southern Union in the Arizona case. ONEOK intends to defend the Arizona case vigorously and to continue to oppose any attempt by Southern Union to evade or modify the preliminary injunction issued against Southern Union in the Oklahoma case.

Item 6.           Not Applicable

Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits.

Exhibit
No.               Description

99.a Incorporated by Reference - Southwest Gas Corporation Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 (Commission File No. 1-07850).

99.b Incorporated by Reference - Southwest Gas Corporation Current Reports on Form 8-K dated February 11, 1999, April 28, 1999, May 4, 1999, July 21, 1999, and July 30, 1999 (Commission File No. 1-07850).

Items 8-9.        Not Applicable

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on this 6th day of August 1999.


                                                ONEOK, Inc.

                                           By:  /s/ Jim Kneale
                                                ----------------------------
                                                Jim Kneale
                                                Vice President, Chief Financial
                                                Officer, and Treasurer